UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2018

HOMETRUST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (828) 259-3939

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Promotion of C. Hunter Westbrook to Chief Operating Officer
On September 24, 2018, C. Hunter Westbrook, who currently serves as Executive Vice President and Chief Banking Officer of HomeTrust Bancshares, Inc. (the “Company”) and HomeTrust Bank, a wholly owned subsidiary of the Company (the “Bank”), was promoted to Senior Executive Vice President and Chief Operating Officer of the Company and the Bank, effective October 1, 2018.
Mr. Westbrook’s age and a description of his business experience are set forth under “Item 1. Business-Executive Officers” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, and such information is incorporated herein by reference. There are no arrangements or understandings between Mr. Westbrook and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K. Mr. Westbrook has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In conjunction with his promotion, Mr. Westbrook’s annual base salary was increased from $334,000 to $374,080, effective October 1, 2018. On September 24, 2018, Mr. Westbrook’s employment agreement with the Company was amended, effective October 1, 2018, to reflect his promotion. A copy of the amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference.
On September 25, 2018, the Company issued a press release announcing Mr. Westbrook’s promotion. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
Strategic Operating Committee Incentive Program
On September 24, 2018, the Compensation Committee of the Company’s Board of Directors approved, for the fiscal year ending June 30, 2019, targeted incentive award opportunities and performance measures and weightings under the Company’s Strategic Operating Committee Incentive Program (the “SOC Incentive Program”). For fiscal 2019, the targeted incentive award opportunities for the following executive officers (each of whom was a named executive officer in the Company’s last annual meeting proxy statement and is expected to be a named executive officer in the Company’s upcoming annual meeting proxy statement) were established: Dana L. Stonestreet, Chairman, President and Chief Executive Officer, 55% of annual base salary; Mr. Westbrook, 40% of annual base salary; Tony J. VunCannon, Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer, 30% of annual base salary; Howard L. Sellinger, Executive Vice President and Chief Information Officer, 30% of annual base salary; and Keith J. Houghton, Executive Vice President and Chief Credit Officer, 30% of annual base salary. For Mr. Stonestreet, the SOC Incentive Program performance measures and weightings will be as follows: net income (50% weighting); efficiency ratio (15% weighting); total loans, excluding purchased home equity lines of credit ("HELOCs") (15% weighting); and functional team goals (20% weighting). For each of the other named executive officers, the SOC Incentive Program performance measures and weightings will be as follows: net income (45% weighting); efficiency ratio (15% weighting); total loans, excluding purchased HELOCs (15% weighting); and functional team goals (25% weighting).
Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Amendment No. One, dated as of September 24, 2018, to Amended and Restated Employment Agreement, dated as of September 11, 2018, by and between the Company and C. Hunter Westbrook
99.1	Press release, dated September 25, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: September 25, 2018	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

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